EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Registration Statement on Form S-8 of our report dated February 19, 2004, except for Note 14 as to which the date is September 16, 2004, relating to the consolidated financial statements and financial statement schedule of Digital Insight Corporation, which appear in Digital Insight Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

May 25, 2006